UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2023

Blue Ocean Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41112	98-1593951
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Wisconsin Circle, 7th Floor Chevy Chase, MD	20815
(Address of principal executive offices)	(Zip Code)

(240) 235-5049

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	BOCNU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	BOCN	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	BOCNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 3, 2023, Blue Ocean Acquisition Corp (the “Company”) issued an unsecured promissory note to The News Lens Co., Ltd, with a principal amount equal to $400,000 (the “Working Capital Note”). The Working Capital Note is a non-interest bearing, unsecured promissory note that will not be repaid in the event that the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 6, 2023, among Maker, Payee and TNL Mediagene (the “Initial Business Combination”) is terminated prior to the consummation of the Initial Business Combination.

The Working Capital Note will be paid on the date on which the Company consummates the transactions contemplated by the Merger Agreement.

The following shall constitute an event of default: (i) a failure to pay the principal within five business days of the Maturity Date and (ii) the commencement of a voluntary or involuntary bankruptcy action.

The foregoing description of the Working Capital Note is not complete and is qualified in its entirety by reference to the Working Capital Note, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 31, 2023, the Company entered into an amendment (the “Leggett Amendment”) to the Consulting Agreement between the Company and Richard Leggett, dated October 11, 2022 (the “Leggett Consulting Agreement”). The Leggett Amendment further clarifies the services to be rendered to the Company and its affiliates by Mr. Leggett pursuant to the Leggett Consulting Agreement. In consideration, Mr. Leggett will be compensated at a rate of Twenty Thousand United States Dollars ($20,000) per month, with a success bonus of Two Hundred and Fifty Thousand United States Dollars ($250,000) to be paid within 10 business days of the close of the business combination, subject to adjustment as described in the Leggett Amendment.

On July 31, 2023, the Company also entered into an amendment (the “Lasov Amendment”) to the Consulting Agreement between the Company and Matt Lasov, dated November 22, 2022 (the “Lasov Consulting Agreement”). The Lasov Amendment further clarifies the services to be rendered to the Company and its affiliates by Mr. Lasov pursuant to the Lasov Consulting Agreement. In consideration, Mr. Lasov will be compensated at a rate of Thirty-two Thousand Five Hundred United States Dollars ($32,500) per month, with a success bonus of One Hundred and Fifty Thousand United States Dollars ($150,000) to be paid within 10 business days of the close of the business combination, subject to adjustment as described in the Lasov Amendment.

The foregoing summaries of the Leggett Amendment and the Lasov Amendment are not complete and are qualified in their entirety by the full text of the Leggett Amendment and the Lasov Amendment, as applicable, and are attached as Exhibit 10.2 and 10.3 to this Current Report on Form 8-K, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
10.1	Promissory note, dated August 3, 2023 issued by Blue Ocean Acquisition Corp to The News Lens Co., Ltd.
10.2	Amendment to Consulting Agreement between Blue Ocean Acquisition Corp and Richard Leggett, dated July 31, 2023.
10.3	Amendment to Consulting Agreement between Blue Ocean Acquisition Corp and Matt Lasov, dated July 31, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Ocean Acquisition Corp

Date: August 4, 2023	By:	/s/ Richard Leggett
	Name:	Richard Leggett
	Title:	Chief Executive Officer

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